Amended and Restated
Money Manager Agreement

	This agreement (the
Agreement) is between the TIFF
Investment Program, Inc. (TIP), a
Maryland corporation, for its TIFF
Multi-Asset Fund (the Fund), and
Marathon Asset Management LLP,
trading as Marathon-London in
North America, (the Manager), a
registered investment adviser under
the Investment Advisers Act of 1940,
as amended (the Advisers Act),
and is effective as of October 1,
2013 (the Effective Date). This
agreement replaces the agreement
dated July 1, 2007.

Recitals

	TIP is an open-end
management investment company
registered under the Investment
Company Act of 1940 (the 1940
Act); and

	The Fund wishes to retain the
Manager to render advisory services
to the Fund and the Manager is
willing to render those services.

	The parties therefore agree as
follows:

1.	Managed Assets

	The Manager will provide
investment management services
with respect to assets placed with the
Manager on behalf of the Fund from
time to time.  Such assets may be
placed in one or more separately
managed accounts (each, a
Managed Account), and each
Managed Account may be changed
by investment, reinvestment,
additions, disbursements of
expenses, and withdrawals.  All
assets placed in such Managed
Accounts are referred to in this
Agreement collectively as the
Managed Assets.  The Fund may
make additions to or withdraw all or
any portion of the Managed Assets
from this management arrangement
at any time.

2.	Appointment and Powers of
Manager; Investment Approach

      (a)	Appointment.  TIP,
acting on behalf of the Fund, hereby
appoints the Manager to manage the
Managed Assets for the period and
on the terms set forth in this
Agreement.  The Manager hereby
accepts this appointment and agrees
to render the services herein
described in accordance with the
requirements described in Section
3(a).

      (b)	Objective. The
Managers performance objective is
to outperform the benchmarks
designated in the Investment
Guidelines and the relevant Fee
Schedule for each Managed
Account.  This objective is to be
treated as a target only and should
not be considered as an assurance or
guarantee of the performance of the
Managed Assets or any part of the
Managed Assets.

      (c)	Powers.  Subject to
the supervision of the board of
directors of TIP and subject to the
supervision of TIFF Advisory
Services, Inc. (TAS) as Investment
Adviser to the Fund, the Manager
shall direct investment of the
Managed Assets in accordance with
the requirements of Section 3(a).
The Fund grants the Manager
authority to:

		(i)	acquire (by
purchase,
exchange,
subscription,
or otherwise),
hold, and
dispose of (by
sale,
exchange, or
otherwise)
securities and
other
investments;

		(ii)	determine
what portion
of the
Managed
Assets will be
held
uninvested;
and

		(iii)	enter into such
agreements
and make such
representation
s (including
representation
s regarding the
purchase of
securities for
investment) as
may be
necessary or
proper in
connection
with the
performance
by Manager of
its duties
hereunder.

      (d)	Power of Attorney.
To enable the Manager to exercise
fully discretion granted hereunder,
TIP appoints the Manager as its
attorney-in-fact to invest, sell, and
reinvest the Managed Assets as fully
as TIP itself could do.  The Manager
hereby accepts this appointment.

      (e)	Voting.  The Manager
shall be authorized to vote on behalf
of the Fund any proxies relating to
the Managed Assets, provided,
however, that the Manager shall
comply with any instructions
received from the Fund as to the
voting of securities and handling of
proxies.

      (f)	Independent
Contractor.  Except as expressly
authorized herein, the Manager shall
for all purposes be deemed to be an
independent contractor and shall
have no authority to act for or to
represent TIP, the Fund, or TAS in
any way, or otherwise to be an agent
of any of them.

      (g)	Reporting.  The
Manager shall furnish to TIP upon
reasonable request such information
that TIP may reasonably require to
complete documents, reports, or
regulatory filings.

3.	Requirements; Duties

	(a)	Requirements.  In
performing services for the Fund and
otherwise discharging its obligations
under this Agreement, the Manager
shall act in conformity with the
following requirements (the
Requirements):

		(i)	the 1940 Act,
the Internal
Revenue Code
of 1986, as
amended, and
all other
applicable
federal and
state laws and
regulations
which apply to
the Manager
in conjunction
with
performing
services for
the Fund, if
any;

	 	(ii)	TIPs
Registration
Statement
under the 1940
Act and the
Securities Act
of 1933 on
Form N-1A as
filed with the
Securities and
Exchange
Commission
relating to the
Fund and the
shares of
common stock
in the Fund, as
such
Registration
Statement may
be amended
from time to
time (the
Registration
Statement);

		(iii)	the Managers
Investment
Guidelines,
which may be
amended in
writing from
time to time
through
mutual written
agreement by
TAS and the
Manager;

		(iv)	written
instructions
and directions
of the board of
directors of
TIP; and

		(v)	written
instructions
and directions
of TAS.

	(b)	Responsibility with
Respect to Actions of Others.  TIP
may place the investment portfolio
of each of its funds, including the
Fund, with one or more investment
managers.  To the extent the
applicability of, or conformity with,
the Requirements depends upon
investments made by, or activity of,
the managers other than the
Manager, the Manager agrees to
comply with such Requirements: (i)
to the extent that such compliance is
within the Managers Investment
Guidelines; and (ii) to the extent that
the Manager is provided with
information sufficient to ascertain
the applicability of such
Requirements.  If it appears to the
Fund at any time that the Fund may
not be in compliance with any
Requirement and the Fund or TAS so
notifies the Manager, the Manager
shall promptly take such actions not
inconsistent with applicable law or
regulation as the Fund or TAS may
reasonably specify to effect
compliance.

	(c)	Responsibility with
Respect to Performance of Duties.
In performing its duties under this
Agreement, the Manager will act
solely in the interests of the Fund
and shall use reasonable care and its
best judgment in matters relating to
the Fund.  The Manager will not deal
with the Managed Assets in its own
interest or for its own account.

4.	Recordkeeping and
Reporting

	(a)	Records.  The
Manager shall maintain proper and
complete records relating to the
furnishing of investment
management services under this
Agreement, including records with
respect to the securities transactions
for the Managed Assets required by
Rule 31a-1 under the 1940 Act.  All
records maintained pursuant to this
Agreement shall be subject to
examination by the Fund and by
persons authorized by it during
reasonable business hours upon
reasonable notice.  Records required
by Rule 31a-1 maintained as
specified above shall be the property
of the Fund; the Manager will
preserve such records for the periods
prescribed by Rule 31a-2 under the
1940 Act and shall surrender such
records promptly at the Funds
request.  Upon termination of this
Agreement, the Manager shall
promptly return records that are the
Funds property and, upon demand,
shall make and deliver to the Fund
true and complete and legible copies
of such other records maintained as
required by this Section 4(a) as the
Fund may request.  The Manager
may retain copies of records
furnished to the Fund.

	(b)	Reports to Custodian.
The Manager shall provide to the
Funds custodian and to the Fund, on
each business day, information
relating to all transactions
concerning the Managed Assets.

	(c)	Other Reports.  The
Manager shall render to the board of
directors of TIP and to TAS such
periodic and special reports as the
board or TAS may reasonably
request.

5.	Purchase and Sale of
Securities

	(a)	Selection of Brokers.
The Manager shall place all orders
for the purchase and sale of
securities on behalf of the Fund with
brokers or dealers selected by the
Manager in conformity with the
policy respecting brokerage set forth
in the Registration Statement.
Neither the Manager nor any of its
officers, employees, or any of its
affiliated persons, as defined in the
1940 Act, will act as principal or
receive any compensation in
connection with the purchase or sale
of investments by the Fund other
than the management fees provided
for in Section 6 hereof.

      In placing such orders, the
Manager will give primary
consideration to obtaining the most
favorable price and efficient
execution reasonably available under
the circumstances and in accordance
with applicable law. In evaluating
the terms available for executing
particular transactions for the Fund
and in selecting broker-dealers to
execute such transactions, the
Manager may consider, in addition to
commission cost and execution
capabilities, those factors that it
deems relevant, such as the financial
stability and reputation of broker-
dealers and the brokerage and
research services (as those terms are
defined in Section 28(e) of the
Securities Exchange Act of 1934, as
amended) provided by such broker-
dealers. The Manager is authorized
to pay a broker-dealer who provides
such brokerage and research services
a commission for executing a
transaction which is in excess of the
amount of commission another
broker-dealer would have charged
for effecting that transaction if the
Manager determines in good faith
that such commission is reasonable
in relation to the value of the
brokerage and research services
provided by such broker-dealer in
discharging responsibilities with
respect to the Fund or to other client
accounts as to which it exercises
investment discretion.


	(b)	Aggregating Orders.
On occasions when the Manager
deems the purchase or sale of a
security to be in the best interest of
the Fund as well as other advisory
clients of the Manager, the Manager,
to the extent permitted by applicable
laws and regulations, may, but shall
be under no obligation to, aggregate
the securities to be so sold or
purchased in order to obtain the most
favorable price or lower brokerage
commissions and efficient execution.
In such event, allocation of securities
so purchased or sold, as well as the
expense incurred in the transaction,
will be made by Manager in the
manner it considers to be most
equitable and consistent with its
fiduciary obligations to the Fund and
its other clients.

6.	Management Fees;
Expenses

	(a)	Management Fees.
Schedule I-A and Schedule I-B
attached hereto set out the fees to be
paid by the Fund to the Manager for
the respective Managed Accounts
each month on or before the last
business day of the month that
follows the end of each rolling 12-
month measurement period
described in Schedule I-A and
Schedule I-B, respectively.  The
applicable fee rate will be applied to
the average daily net assets (gross of
expenses except: custodian
transaction charges and such legal
costs and expenses paid directly by
the Fund or reimbursed to the
Manager (pursuant to Section 6(b)
hereto as (i) other costs of securities
transactions to which the Fund is a
party and (ii) non-recurring special
out-of-pocket costs and expenses as
may be authorized in advance by the
Fund) and incurred in association
with the acquisition or disposition of
securities for the Managed Assets or
the defense of legal rights with
respect to securities in the Managed
Assets) of the Managed Assets,
computed as described in the Funds
Registration Statement, pursuant to
this Agreement.

	(b)	Expenses.  The
Manager shall furnish at its own
expense all office facilities,
equipment and supplies, and shall
perform at its own expense all
routine and recurring functions
necessary to render the services
required under this Agreement
including administrative,
bookkeeping and accounting,
clerical, statistical, and
correspondence functions.  The
Manager shall not have
responsibility for calculating the Net
Asset Value of the Funds portfolio,
but must review daily the pricing of
the Managed Assets as made
available by or on behalf of the
Fund.  The Fund shall pay directly,
or, if the Manager makes payment,
reimburse the Manager for, (i)
custodial fees for the Managed
Assets, (ii) brokerage commissions,
issue and transfer taxes and other
costs of securities transactions to
which the Fund is a party, including
any portion of such commissions
attributable to research and
brokerage services; and (iii) interest
and taxes, if any, payable by the
Fund.  In addition, the Fund shall
pay directly, or, if the Manager
makes payment, reimburse the
Manager for, such non-recurring
special out-of-pocket costs and
expenses as may be authorized in
advance by the Fund.

7.	Non-Exclusivity of Services

	 The Manager is free to act
for its own account and to provide
investment management services to
others.  The Fund acknowledges that
the Manager and its officers and
employees, and the Managers other
funds, may at any time have, acquire,
increase, decrease or dispose of
positions in the same investments
which are at the same time being
held, acquired or disposed of under
this Agreement for the Fund.
Neither the Manager nor any of its
officers or employees shall have any
obligation to effect a transaction
under this Agreement simply
because such a transaction is effected
for his or its own account or for the
account of another client.  The Fund
agrees that the Manager may refrain
from providing any advice or
services concerning securities of
companies for which any officers,
directors, partners or employees of
the Manager or any of the Managers
affiliates act as financial adviser,
investment manager or in any
capacity that the Manager deems
confidential, unless the Manager
determines in its sole discretion that
it may appropriately do so.  The
Fund appreciates that, for good
commercial and legal reasons,
material nonpublic information
which becomes available to affiliates
of the Manager through these
relationships cannot be passed on to
the Fund and that the Manager may
be restricted from trading the
securities of issuers about which it is
in possession of material nonpublic
information.

8.	Liability

	The Manager shall not be
liable to the Fund, TIP, or TAS for
any error of judgment, but the
Manager shall be liable to the Fund
for any loss resulting from willful
misfeasance, bad faith, or gross
negligence by the Manager in
providing services under this
Agreement or from reckless
disregard by the Manager of its
obligations and duties under this
Agreement.  Nothing in this
Agreement shall constitute a waiver
or limitation of any rights that the
Fund, TIP, or TAS may have under
applicable state or federal laws.

9.	Representations

      (a)	The Manager hereby
confirms to the Fund that the
Manager is registered as an
investment adviser under the
Advisers Act, that it has full power
and authority to enter into and
perform fully the terms of this
Agreement and that the execution of
this Agreement on behalf of the
Manager has been duly authorized
and, upon execution and delivery,
this Agreement will be binding upon
the Manager in accordance with its
terms.

      (b)	The Manager
represents that it complies in all
material respects with all applicable
laws, both federal and state.

	(c)	TIP hereby confirms
to the Manager that it has full power
and authority to enter into this
Agreement and that the execution of
this Agreement on behalf of the Fund
has been duly authorized and, upon
execution and delivery, this
Agreement will be binding upon TIP
in accordance with its terms.

	(d)	TIP acknowledges
receipt of Parts 2A and B of the
Managers Form ADV and
Commodity Trading Advisor (CTA)
Disclosure Document (if applicable).

	(e)	TIP represents that
TIP and the Fund are in material
compliance with all applicable laws
and regulations, both federal and
state.

      (f)	The Manager
represents that it shall notify TIP of
any additions to or withdrawals from
the Manager within a reasonable
time after such additions or
withdrawals but no less frequently
than annually.

10.	Term

	This Agreement shall
continue in effect for a period of one
(1) year from the date hereof and
shall thereafter be automatically
renewed for successive periods of
one (1) year each, provided such
renewals are specifically approved at
least annually in conformity with the
requirements of the 1940 Act;
provided, however, that this
Agreement may be terminated
without the payment of any penalty,
by (a) the Fund, if a decision to
terminate is made by the board of
directors of TIP or by a vote of a
majority of the Funds outstanding
voting securities (as defined in the
1940 Act), or (b) by the Manager, in
each case with at least 30 days
written notice from the terminating
party and on the date specified in the
notice of termination.

	This Agreement shall
terminate automatically in the event
of its assignment (as defined in the
1940 Act).

11.	Amendment

	Except as otherwise provided
in this Agreement, this Agreement
may be amended by mutual consent,
but the consent of the Fund must be
approved in conformity with the
requirements of the 1940 Act and
any order of the Securities and
Exchange Commission that may
address the applicability of such
requirements in the case of the Fund.
Any such amendment must be in
writing and signed by each party.

12.	Notices

	Notices or other
communications required to be given
pursuant to this Agreement shall be
deemed duly given when delivered
electronically, in writing, or sent by
fax or three business days after
mailing registered mail postage
prepaid as follows:

Fund:		TIFF Investment
Program, Inc.
		c/o TIFF Advisory
Services, Inc.
		200 Barr Harbor
Drive, Suite 100
		West Conshohocken,
PA  19428
		Fax:	610-684-8080
		Email:
	miops@tiff.org with a copy
to rmaestro@tiff.org

Manager:	Marathon Asset
Management LLP
		Orion House
		5 Upper Street
Martins Lane
		London WC2H 9EA
		Fax:  011-44-207-
497-2399
      Email:
bhui@marathon.co.uk and
wphillips@marathon.co.uk

Each party may change its address
by giving notice as herein required.

13.	Sole Instrument

	This instrument constitutes
the sole and only agreement of the
parties to it relating to its object and correctly sets forth the rights, duties, and obligations of each party to the other as of its date. Any prior agreements, promises, negotiations, or representations not expressly set forth in this Agreement are of no force or effect.

14.	Counterparts

	This Agreement may be
executed in counterparts, each of
which shall be deemed to be an
original and all of which, taken
together, shall be deemed to
constitute one and the same
instrument.

15.	Applicable Law

	This Agreement shall be
governed by, and the rights of the
parties arising hereunder construed
in accordance with, the laws of the
Commonwealth of Pennsylvania
without reference to principles of
conflict of laws.  Nothing herein
shall be construed to require either
party to do anything in violation of
any applicable law or regulation.
16.	Confidential Information

	Any information or
recommendations supplied by any
party to this Agreement, which are
not otherwise in the public domain or
previously known to another party in
connection with the performance of
obligations hereunder, including
securities or other assets held or to
be acquired by the Fund, transactions
in securities or other assets effected
or to be effected on behalf of the
Fund, or financial information or any
other information relating to a party
to this Agreement, are to be regarded
as confidential (Confidential
Information).

      No party may use or disclose
to others Confidential Information
about the other party, except solely
for the legitimate business purposes
of the Fund for which the
Confidential Information was
provided; as may be required by
applicable law or rule or compelled
by judicial or regulatory authority
having competent jurisdiction over
the party; or as specifically agreed to
in writing by the other party to which
the Confidential Information
pertains. Further, no party to this
agreement may trade in any
securities issued by another party to
this agreement (Issuer) while in
possession of material non-public
information about the Issuer.  Lastly,
the Manager may not consult with
any other money managers for the
Fund about transactions in securities
or other assets of the Fund, except
for purposes of complying with the
1940 Act or SEC rules or regulations
applicable to the Fund. Nothing in
this Agreement shall be construed to
prevent the Manager from lawfully
giving other entities investment
advice about, or trading on their
behalf in, shares issued by the Fund
or securities or other assets held, sold or to be acquired by the Fund.


IN WITNESS WHEREOF, the parties
hereto execute this Agreement on
and make it effective on the
Effective Date specified in the first
paragraph of this Agreement.


On behalf of Fund by
		On behalf of
Marathon Asset
TIFF Investment Program, Inc.
		Management LLP



/s/ Kelly A. Lundstrom
			/s/ William
Arah
Signature
		Signature

Kelly A. Lundstrom, Vice President
			William Arah,
Member
Print Name/Title
		Print Name/Title




Schedule I-A
Dated as of October 1, 2013

to the
Money Manager Agreement
(the Agreement)
 Dated as of October 1, 2013

between
Marathon Asset Management
LLP (the Manager) and
TIFF Investment Program,
Inc. for its TIFF Multi-Asset
Fund (the Fund)


This fee schedule shall apply to the
Managed Account generally referred
to by the parties as the ACW
account.  The Managed Account to
which this fee schedule shall apply
has a benchmark of MSCI All
Country World (ACW) Index.

Note: This new Agreement has been
entered into following a mutually
agreed termination of the previous
agreement between the parties, dated
as of July 1, 2007, and shall not be
considered an early termination
under the provisions of the previous
agreement. The compensation and
fee schedule that were in effect at the
time of the termination of the
previous agreement with respect to
what was referred to as Sub-Account
I Managed Assets and the
compensation and fee schedule set
forth herein are identical, and the
fees payable to the Manager
hereunder shall be calculated using
the applicable measuring periods as
though there was no termination.

Fee Calculation

Compensation

As compensation for the services
performed and the facilities and
personnel provided by the manager
pursuant to this Agreement, the Fund
will pay to the Manager a fee applied
to the average daily net assets of the
Managed Account for which
compensation is calculated under this
Schedule I-A as provided in section
6(a) of this Agreement according to
the following formula:

Fee = 40 basis points + 0.167 x
(Excess Return -140 basis points)
subject to a floor of 15 basis points
and a cap of 160 basis points.


Fee Schedule

The Manager will earn a fee equal to
1/12 of the formula set forth in
Compensation above based on (i)
the previous 12 calendar months
(starting on the first day and ending
on the last day in such 12-month
period) Excess Return times (ii) the
average daily net assets of the
Managed Account for the previous
12 months (such average to be
calculated in accordance with
Section 6(a) of the Agreement with
respect to the 12-month period that
begins 1 day prior to the first day,
and ends 1 day prior to the last day,
of the 12-month period described in
clause (i)).
Certain Defined Terms

Excess Return shall mean the
amount by which the return of the
Managed Account exceeds the return
of the benchmark, the MSCI All
Country World (ACW) Index.

Minimum Fee shall mean, with
respect to any full calendar month,
the result obtained by multiplying
the average daily net assets
(calculated in accordance with
Section 6(a) of the Agreement) of the
Managed Account during the month
by 1/12th of the floor rate of 15 basis
points.

Capitalized terms used throughout
this schedule shall have the
meanings given to them in the
Agreement unless otherwise defined
herein.


Early Termination

If the Manager ceases to render
services hereunder at any time
during, and before the end of any
month, the Manager shall be entitled
to a fee for services rendered
hereunder during such month equal
to 150% of the Minimum Fee
(prorated based on the number of
days during such calendar month that
the Manager provided services
hereunder) payable by the Fund on
or about the tenth day of the month
following the month in which the
Manager ceased to render services
hereunder.





















Schedule I-B
Dated as of October 1, 2013

to the
Money Manager Agreement
(the Agreement)
 Dated as of October 1, 2013

between
Marathon Asset Management
LLP (the Manager) and
TIFF Investment Program,
Inc. for its TIFF Multi-Asset
Fund (the Fund)


This fee schedule shall apply to the
Managed Account generally referred
to by the parties as the EAFE
account.  The Managed Account to
which this fee schedule shall apply
has a benchmark of MSCI Europe,
Australasia, Far East (EAFE) Index.

Note: This new Agreement has been
entered into following a mutually
agreed termination of the previous
agreement between the parties, dated
as of July 1, 2007, and shall not be
considered an early termination
under the provisions of the previous
agreement. The compensation and
fee schedule that were in effect at the
time of the termination of the
previous agreement with respect to
what was referred to as Sub-Account
I Managed Assets and the
compensation and fee schedule set
forth herein are identical, and the
fees payable to the Manager
hereunder shall be calculated using
the applicable measuring periods as
though there was no termination.

Fee Calculation

Compensation

As compensation for the services
performed and the facilities and
personnel provided by the manager
pursuant to this Agreement, the Fund
will pay to the Manager a fee applied
to the average daily net assets of the
Managed Account for which
compensation is calculated under this
Schedule I-B as provided in section
6(a) of this Agreement according to
the following formula:

Fee = 40 basis points + 0.167 x
(Excess Return -140 basis points)
subject to a floor of 15 basis points
and a cap of 160 basis points.


Fee Schedule

The Manager will earn a fee equal to
1/12 of the formula set forth in
Compensation above based on (i)
the previous 12 calendar months
(starting on the first day and ending
on the last day in such 12-month
period) Excess Return times (ii) the
average daily net assets of the
Managed Account for the previous
12 months (such average to be
calculated in accordance with
Section 6(a) of the Agreement with
respect to the 12-month period that
begins 1 day prior to the first day,
and ends 1 day prior to the last day,
of the 12-month period described in
clause (i)).

A transitional period shall commence
on the Effective Date and shall end
on the last day of the calendar month
that is 12 full months after the
Effective Date (the Transitional
Period).  During the Transitional
Period, the Excess Return shall be
calculated by comparing the actual
return of the Managed Assets against
that of the MSCI Europe,
Australasia, Far East (EAFE) Index
for each month in the rolling 12-
month measurement period
beginning on or after the Effective
Date and against that of the MSCI
All Country World (ACW) Index for
each month in the rolling 12-month
measurement period prior to the
Effective Date.  Following the
Transitional Period, the MSCI
Europe, Australasia, Far East
(EAFE) Index shall be the
benchmark used for all rolling 12-
month measurement periods.


Certain Defined Terms

Benchmark shall mean the MSCI
Europe, Australasia, Far East
(EAFE) Index as of the Effective
Date and, for all periods prior to the
Effective Date, shall mean the MSCI
All Country World (ACW) Index.

Effective Date shall mean October
1, 2013.

Excess Return shall mean the
amount by which the return of the
Managed Account exceeds the return
of the Benchmark.

Minimum Fee shall mean, with
respect to any full calendar month,
the result obtained by multiplying
the average daily net assets
(calculated in accordance with
Section 6(a) of the Agreement) of the
Managed Account during the month
by 1/12th of the floor rate of 15 basis
points.


Early Termination

If the Manager ceases to render
services hereunder at any time
during, and before the end of any
month, the Manager shall be entitled
to a fee for services rendered
hereunder during such month equal
to 150% of the Minimum Fee
(prorated based on the number of
days during such calendar month that
the Manager provided services
hereunder) payable by the Fund on
or about the tenth day of the month
following the month in which the
Manager ceased to render services
hereunder.

25